Exhibit 99.1

Contact: Jane M. Elliott
770-829-8234 Voice
770-829-8267 Fax

For Immediate Release	investor.relations@globalpay.com

Global Payments Reports First Quarter Earnings

ATLANTA, October 2, 2008 — Global Payments Inc. (NYSE: GPN) today announced results for its fiscal first quarter ended August 31, 2008. For the first quarter, revenues grew 30 percent to $405.8 million compared to $311.0 million in the prior year. Excluding a prior period restructuring charge relating to a facility closure, diluted earnings per share grew 31 percent to $0.71 compared to $0.54 in the prior year quarter.

In accordance with GAAP, the prior year quarter included a restructuring charge (see attached reconciliation schedule). For the three months ended August 31, 2007, GAAP diluted earnings per share was $0.53.

During the first quarter, the company began assessing its operating performance using a new segment structure. The segments are now defined as North America Merchant Services, International Merchant Services, and Money Transfer (see attached segment schedule for historical financial results). The company made this change as a result of its June 30, 2008 completion of a joint venture with HSBC in the United Kingdom, in addition to anticipated future international expansion.

Comments and Outlook

Chairman, President and CEO, Paul R. Garcia, stated, “We are delighted with our strong first quarter financial performance. Our North America segment reported strong revenue and earnings growth primarily driven by successful pricing initiatives in Canada and a favorable foreign currency exchange benefit. International merchant services results were primarily driven by the favorable impact of our June 30, 2008 U.K. acquisition, in addition to a continued benefit

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GPN Reports First Quarter Earnings

October 2, 2008

from our sales initiatives in our Asia-Pacific region and a favorable foreign currency benefit in the Czech Republic.”

“Based on these results, we are raising our annual revenue guidance to a range of $1,640 million to $1,680 million. This revenue guidance reflects an expected 29 percent to 32 percent growth versus $1,274.2 million in fiscal 2008. In addition, we are raising our annual diluted earnings per share guidance to a range of $2.37 to $2.45, or 20 percent to 24 percent growth versus $1.98 in fiscal 20081. Our fiscal 2009 guidance excludes the impact of restructuring and other charges, as well as the impact of future acquisitions, such as our recently announced agreement to acquire ZAO United Card Service in the Russian Federation,” said Garcia.

Conference Call

Global Payments will hold a conference call today, October 2, 2008 at 5:00 p.m. ET to discuss financial results and business highlights. Callers may access the conference call via the company’s Web site at www.globalpaymentsinc.com by clicking the “Webcast” button; or callers may dial 1-877-681-3378 and callers outside U.S. and Canada may dial 1-719-325-4771. The pass code is “GPN.” A replay of the call may be accessed through the Global Payments’ Web site through October 15, 2008.

[1]	Fiscal 2008 diluted earnings per share was $2.01 on a GAAP basis, which includes restructuring and other charges, a favorable operating tax item, and an unfavorable foreign currency item. For more information, please see the company’s quarterly earnings press releases for fiscal 2008.

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GPN Reports First Quarter Earnings

October 2, 2008

Global Payments Inc. (NYSE:GPN) is a leading provider of electronic transaction processing services for consumers, merchants, Independent Sales Organizations (ISOs), financial institutions, government agencies and multi-national corporations located throughout the United States, Canada, Latin America, Europe, and the Asia-Pacific region. Global Payments offers a comprehensive line of processing solutions for credit and debit cards, business-to-business purchasing cards, gift cards, electronic check conversion and check guarantee, verification and recovery including electronic check services, as well as terminal management. The company also provides consumer money transfer services from the United States and Europe to destinations in Latin America, Morocco, and the Philippines. For more information about the company and its services, visit www.globalpaymentsinc.com.

This announcement and comments made by Global Payments’ management during the conference call contain certain forward-looking statements within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including revenue and earnings estimates and management’s expectations regarding future events and developments, are forward looking statements and are subject to significant risks and uncertainties. Important factors that may cause actual events or results to differ materially from those anticipated by such forward-looking statements include the following: foreign currency risks which become increasingly relevant as we expand internationally, development difficulties, the effect of economic conditions and consumer spending, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the company’s SEC filings, including the most recently filed Form 10-Q or Form 10-K, as applicable. The company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

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UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands, except per share data)

	Three Months Ended August 31,
	2008	2007
Revenues	$405,757	$310,980
Operating expenses:
Cost of service	144,177	116,309
Sales, general and administrative	168,483	127,436
Restructuring	—	1,003

	312,660	244,748

Operating income	93,097	66,232

Other income (expense):
Interest and other income	3,371	5,137
Interest and other expense	(2,404)	(1,873)

	967	3,264

Income before income taxes and minority interest	94,064	69,496
Provision for income taxes, net	(28,216)	(23,783)
Minority interest, net of tax	(8,321)	(2,138)

Net income	$57,527	$43,575

Earnings per share:
Basic	$0.72	$0.54

Diluted	$0.71	$0.53

Weighted average shares outstanding:
Basic	79,462	80,501
Diluted	81,106	81,907

CONSOLIDATED BALANCE SHEETS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	August 31, 2008	May 31, 2008
	(Unaudited)
Assets
Cash and cash equivalents	$287,721	$456,060
Accounts receivable, net	138,884	100,179
Claims receivable, net	1,852	1,354
Settlement processing assets	19,532	24,280
Inventory, net	6,576	3,821
Deferred income taxes	4,187	4,119
Prepaid expenses and other current assets	25,968	27,597

Current assets	484,720	617,410

Property and equipment, net	153,533	141,415
Goodwill	762,493	497,136
Other intangible assets, net	285,590	175,636
Other assets	13,422	14,310

Total assets	$1,699,758	$1,445,907

Liabilities and Shareholders’ Equity
Lines of credit	$10,633	$1,527
Current portion of term loan	25,000	—
Payable to money transfer beneficiaries	13,904	9,276
Accounts payable and other accrued liabilities	142,167	138,243
Settlement processing obligations	48,344	56,731
Income taxes payable	30,314	11,975

Current liabilities	270,362	217,752

Term loan	175,000	—
Deferred income taxes	70,780	75,001
Other long-term liabilities	14,752	11,612

Total liabilities	530,894	304,365

Commitments and contingencies
Minority interest in equity of subsidiaries	42,203	14,724

Preferred stock	—	—
Common stock	—	—
Paid-in capital	387,918	380,741
Retained earnings	677,806	621,875
Accumulated other comprehensive income	60,937	124,202

Total shareholders’ equity	1,126,661	1,126,818

Total liabilities and shareholders’ equity	$1,699,758	$1,445,907

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Three Months Ended August 31,
	2008	2007
Cash flows from operating activities:
Net income	$57,527	$43,575
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,553	6,663
Amortization of acquired intangibles	7,243	3,566
Share-based compensation expense	3,291	3,147
Provision for operating losses and bad debts	5,614	5,926
Minority interest in earnings	8,357	2,050
Deferred income taxes	934	(1,089)
Other, net	(266)	(20)
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(41,189)	(12,116)
Claims receivable	(5,445)	(6,265)
Settlement processing assets and obligations, net	(4,206)	(569)
Inventory	(2,500)	(589)
Prepaid expenses and other assets	2,502	(11,573)
Payables to money transfer beneficiaries	4,628	1,355
Accounts payable and accrued liabilities	3,392	(1,044)
Income taxes payable	18,339	5,122

Net cash provided by operating activities	67,774	38,139

Cash flows from investing activities:
Business and intangible asset acquisitions	(442,123)	(2,625)
Capital expenditures	(7,663)	(9,605)
Proceeds from sale of investment and contractual rights	5,737	—

Net cash used in investing activities	(444,049)	(12,230)

Cash flows from financing activities:
Net borrowings on lines of credit	9,106	133
Proceeds from term loan	200,000	—
Proceeds from stock issued under share-based compensation plans	2,910	2,321
Tax benefit from share-based compensation plans	976	2,831
Repurchase of common stock	—	(67,873)
Dividends paid	(1,596)	(1,622)
Contribution from minority interest holder	8,857	—
Distributions to minority interests, net	(2,469)	(2,372)

Net cash provided by (used in) financing activities	217,784	(66,582)

Effect of exchange rate changes on cash	(9,848)	2,345

Decrease in cash and cash equivalents	(168,339)	(38,328)
Cash and cash equivalents, beginning of period	456,060	308,872

Cash and cash equivalents, end of period	$287,721	$270,544

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

Reconciliation to Exclude Restructuring Charges from Normalized Results

(In thousands, except per share data)

Three Months Ended August 31,	2008	2007
	GAAP	Normalized	Restructuring[1]	GAAP
Revenues	$405,757	$310,980	$—	$310,980
Operating expenses:
Cost of service	144,177	116,309	—	116,309
Sales, general and administrative	168,483	127,436	—	127,436
Restructuring	—	—	1,003	1,003

	312,660	243,745	1,003	244,748

Operating income	93,097	67,235	(1,003)	66,232

Other income (expense):
Interest and other income	3,371	5,137	—	5,137
Interest and other expense	(2,404)	(1,873)	—	(1,873)

	967	3,264	—	3,264

Income before income taxes and minority interest	94,064	70,499	(1,003)	69,496
Provision for income taxes, net	(28,216)	(24,126)	343	(23,783)
Minority interest, net of tax	(8,321)	(2,138)	—	(2,138)

Net income	$57,527	$44,235	$(660)	$43,575

Diluted shares	81,106	81,907	—	81,907
Diluted earnings per share	$0.71	$0.54	$(0.01)	$0.53

[1]	Restructuring charges consist of employee termination benefits relating to a facility closure. Also reflects the related income tax benefit.

DILUTED EARNINGS PER SHARE GUIDANCE RECONCILIATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

	Low End of Fiscal 2009 Guidance			High End of Fiscal 2009 Guidance
	Q1 Actual	Q2 - Q4 Forecast	Total Guidance	Q1 Actual	Q2 - Q4 Forecast	Total Guidance
Fiscal 2009 diluted earnings per share
Constant currency[1]	$0.68	$1.73	$2.41	$0.68	$1.81	$2.49
Foreign currency impact[2]	0.03	(0.07)	(0.04)	0.03	(0.07)	(0.04)

GAAP/Normalized[3]	$0.71	$1.66	$2.37	$0.71	$1.74	$2.45

Growth compared to fiscal 2008
Constant currency[1]	26%	20%	22%	26%	26%	26%
Foreign currency impact[2]	5%	(5)%	(2)%	5%	(5)%	(2)%

Normalized	31%	15%	20%	31%	21%	24%

Restructuring and other items[4]	3%	(3)%	(2)%	3%	(3)%	(2)%

GAAP	34%	12%	18%	34%	18%	22%

	Fiscal 2008
	Q1 Actual	Q2 - Q4 Actual	Total Actual
Fiscal 2008 diluted earnings per share
Normalized	$0.54	$1.44	$1.98
Restructuring and other items[4]	(0.01)	0.04	0.03

GAAP	$0.53	$1.48	$2.01

[1]

Reflects current period results on a pro forma basis as if foreign currency rates did not change from the comparable prior year period. The company added this disclosure in light of the recent volatility in the foreign exchange markets.

[2]	Reflects the impact of actual and forecasted changes in foreign currency rates from the comparable prior year period.
[3]	For fiscal 2009, GAAP results and Normalized results are assumed to equal each other. This assumption is subject to change based on the incurrence of unexpected non-recurring items during fiscal 2009.
[4]	For more information, please see our earnings press releases for each of these periods, which were included as exhibits to our respective Form 8-Ks furnished to the SEC.

SEGMENT INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Fiscal 2007 Total	Fiscal 2008					Fiscal 2009
		Q1	Q2	Q3	Q4	Total	Q1
Revenues:
United States	$604,899	$179,450	$176,115	$182,038	$193,612	$731,215	$200,696
Canada	224,570	66,677	65,772	61,256	73,544	267,249	85,944

North America Merchant Services	829,469	246,127	241,887	243,294	267,156	998,464	286,640

Europe	51,224	13,775	14,135	14,455	17,413	59,778	61,602
Asia-Pacific	48,449	16,064	18,426	18,977	18,900	72,367	20,718

International Merchant Services	99,673	29,839	32,561	33,432	36,313	132,145	82,320

United States	115,416	29,581	28,415	28,007	33,016	119,019	29,380
Europe	16,965	5,433	5,913	5,908	7,347	24,601	7,417

Money Transfer	132,381	35,014	34,328	33,915	40,363	143,620	36,797

Total Revenues	$1,061,523	$310,980	$308,776	$310,641	$343,832	$1,274,229	$405,757

Operating Income:
North America Merchant Services - Normalized	$241,082	$70,970	$66,245	$60,744	$70,349	$268,308	$83,069
Non-Recurring Item[1]	—	—	—	7,048	—	7,048	—

North America Merchant Services - GAAP	241,082	70,970	66,245	67,792	70,349	275,356	83,069

International Merchant Services	18,588	5,136	4,847	4,326	3,365	17,674	20,402
Money Transfer	14,476	3,722	1,239	1,156	7,518	13,635	4,478
Corporate	(52,969)	(12,593)	(13,586)	(13,363)	(14,447)	(53,989)	(14,852)
Restructuring and Other[2]	(3,088)	(1,003)	(314)	—	—	(1,317)	—

Operating Income	$218,089	$66,232	$58,431	$59,911	$66,785	$251,359	$93,097

[1]	Relates to the favorable impact of a non-recurring, non-cash operating tax item of $7.0 million in the third quarter of fiscal 2008.
[2]	For more information, please see our earnings press releases for each of these periods, which were included as exhibits to our respective Form 8-Ks furnished to the SEC.

EFFECTIVE TAX RATE INFORMATION

GLOBAL PAYMENTS INC. AND SUBSIDIARIES

(In thousands)

	Fiscal 2007 Total	Fiscal 2008					Fiscal 2009
		Q1	Q2	Q3	Q4	Total	Q1
Effective Tax Rate Calculation-GAAP
Income before income taxes and minority interest	$226,331	$69,496	$61,902	$62,480	$67,525	$261,403	$94,064
Minority interest, net	(9,910)	(2,138)	(2,566)	(3,160)	(197)	(8,061)	(8,321)
Tax provision (benefit) on minority interest	696	88	(524)	506	(770)	(700)	(35)

Income before income taxes	$217,117	$67,446	$58,812	$59,826	$66,558	$252,642	$85,708

Provision for income taxes, net	$73,436	$23,783	$21,023	$19,265	$26,517	$90,588	$28,216
Tax provision (benefit) on minority interest	696	88	(524)	506	(770)	(700)	(35)

Provision for income taxes	$74,132	$23,871	$20,499	$19,771	$25,747	$89,888	$28,181

Effective tax rate	34.1%	35.4%	34.9%	33.0%	38.7%	35.6%	32.9%

Effective Tax Rate Calculation-Normalized[1]
Income before income taxes and minority interest	$229,419	$70,499	$62,216	$55,432	$69,195	$257,342	$94,064
Minority interest, net	(9,910)	(2,138)	(2,566)	(3,160)	(197)	(8,061)	(8,321)
Tax provision (benefit) on minority interest	696	88	(524)	506	(770)	(700)	(35)

Income before income taxes	$220,205	$68,449	$59,126	$52,778	$68,228	$248,581	$85,708

Provision for income taxes, net	$74,438	$24,126	$21,129	$16,936	$26,868	$89,059	$28,216
Tax provision (benefit) on minority interest	696	88	(524)	506	(770)	(700)	(35)

Provision for income taxes	$75,134	$24,214	$20,605	$17,442	$26,098	$88,359	$28,181

Effective tax rate	34.1%	35.4%	34.8%	33.0%	38.3%	35.5%	32.9%

[1]	For a reconciliation of GAAP to Normalized results, please see our earnings press releases for each of these periods, which were included as exhibits to our respective Form 8-Ks furnished to the SEC.